Exhibit 99.2 Q2 2023 Financial Results Apollo Commercial Real Estate Finance, Inc. July 2023 Unless otherwise noted, information as of June 30, 2023 It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments shown in this document.

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the macro- and micro-economic impact of the coronavirus (“COVID-19”) pandemic; increasing interest rates and inflation; market trends in our industry, real estate values, the debt securities markets or the general economy; ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the timing and amounts of expected future fundings of unfunded commitments; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings and Distributable Earnings per share. Please refer to page 21 for a definition of “Distributable Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on page 20. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI. Unless the context requires otherwise, references in this presentation to “Apollo” refer to Apollo Global Management, Inc., together with its subsidiaries, and references in this presentation to the “Manager” refer to ACREFI Management, LLC, an indirect subsidiary of Apollo Global Management, Inc. Private and Confidential 2

ARI Highlights 1,a Strong Distributable Earnings Significant Dividend Coverage $0.46 1.31x 1 2 Distributable Earnings per Diluted Share of Common Stock Coverage Ratio for Dividend per Share of Common Stock Quarter-End Liquidity Well-Positioned for Continued Tailwinds from Rising Interest Rates $407 Million 99% b Percentage of Portfolio Consisting of Floating Rate Loans Cash and Available Leverage on Secured Debt Arrangements a) Amount reflects Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt Private and Confidential 3 b) Includes loan proceeds held by servicer See footnotes on page 21

Summary Results Ø Net loss attributable to common stockholders of ($86) million, or ($0.62) per diluted share of common stock 1,a Ø Distributable Earnings of $66 million, or $0.46 per diluted share of common stock Q2 Financial Results 4 Ø Declared common stock dividends of $0.35 per share for Q2 2023, which implies a dividend yield of 11.8% Ø Recorded an increase to our Specific CECL allowance of $141 million in relation to an ultra-luxury residential property in Manhattan, NY; § Net $60 million increase to Specific CECL allowance after recognizing realized loss on investment of $82 million in relation to the same property 6,b Ø Total loan portfolio of $8.3 billion with w/a unlevered all-in yield of 8.6% – 94% first mortgages and 99% floating rate Ø Weighted-average risk rating of 3.1 Ø Funded $174 million year-to-date in connection with the refinancing of two floating rate first mortgage loans Loan Portfolio 5 Ø Gross add-on fundings of $245 million year-to-date, $131 million in Q2 Ø Received $595 million from loan repayments year-to-date, $243 million in Q2 Ø Includes $175 million year-to-date of proceeds from loans secured by offices Ø Received $140 million of proceeds from loan sales year-to-date Ø Closed a new secured credit facility with Churchill in Q2 with a total capacity of $130 million c Ø Ended quarter with total common equity book value of $2.1 billion Capitalization d Ø Ended quarter with $407 million of total liquidity Ø Repurchased $37 million of October 2023 Convertible Notes at a price of 99.3% Ø Received $20 million full repayment of a subordinate loan secured by a hotel property in Las Vegas, NV Subsequent Events Ø Received $9 million of net proceeds from a condo sale related to our loans secured by a residential-for-sale property in Manhattan, NY a) Amount reflects Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt b) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD c) Reflects book value per share (excluding General CECL Allowance and depreciation) of $14.80 multiplied by shares of common stock outstanding d) Includes cash, loan proceeds held by servicer, and available leverage on our secured debt arrangements Private and Confidential 4 See footnotes on page 21

Per Share Overview 1,a Distributable Earnings per Share $0.35 9 Book Value per Share 1,a 9 Book Value per Share Roll Forward General CECL BVPS excl. General CECL BVPS Allowance & Depreciation Allowance & Depreciation December 31, 2022 $15.54 ($0.24) $15.78 (+) Earnings in excess of dividends $0.27 - $0.27 (-) Net realized loss on investments ($0.61) - ($0.61) General CECL Allowance & Depreciation § b (-) Net loss on currency and interest hedges ($0.09) - ($0.09) BVPS Post-General CECL Allowance & Depreciation § (-) Change in General CECL Allowance & Depreciation ($0.09) ($0.09) - (-) Change in Specific CECL Allowance ($0.42) - ($0.42) (-) Vesting and delivery of RSUs ($0.14) - ($0.14) c (+) Other $0.01 - $0.01 8 Change during period ($1.07) ($0.09) ($0.98) June 30, 2023 $14.47 ($0.33) $14.80 a) Amount reflects Distributable Earnings, prior to net realized losses on investments and realized gain on extinguishment of debt b) Includes net unrealized loss on forward currency contracts and interest hedges, and realized gain on forward currency contracts related to principal outside impact of forward points Private and Confidential 5 c) Includes realized gain on extinguishment of convertible notes See footnotes on page 21

Portfolio Activity & REO Overview Q2 Loan Portfolio Activity ($ in mm) FundingsØ $131 million in add-on fundings Ø $243 million in loan proceeds from loan repayments, Repayments including a $60 million full repayment related to a loan secured by a hotel property in Tucson, AZ Ø Net increase of $60 million in Specific CECL allowance CECL / consisting of additional $141 million Specific CECL Write-off allowance and write-off of $82M of previously recorded 7 8 Specific CECL allowance REO Overview Net Net Q2 ($ in mm) Washington a Ø Hotel continues to outperform pre-COVID based on net As of June 30, 2023 Assets Debt Equity Net Income D.C. Hotel cash flows REO Held-for-Investment D.C. Hotel $154 - $154 $6 Brooklyn Development $331 ($161) $170 - Brooklyn Ø Continue to develop multifamily tower with retail Development Subtotal: REO Held-for-Investment $485 ($161) $324 $6 component in Brooklyn, NY REO Held-for-Sale Atlanta Hotel $78 - $78 $1 Atlanta Ø Reflagged Hotel and brought in new management Subtotal: REO Held-for-Sale $78 - $78 $1 Hotel Total REO $563 ($161) $402 $7 Private and Confidential 6 a) Debt related to real estate owned is net of $4 million in deferred financing costs; Maximum financing commitment of $388 million related to Brooklyn Development See footnotes on page 21

APOLLO

Capital Structure Overview

Capital Structure Composition

($ in mm)


$5,379 (58%)
Secured Debt Obligations[a,b,c]
$165 (2%)
Debt Related to Real Estate Owned
Term Loan B $773 (8%)
Senior Notes $500 (5%)
$1,273 (13%)
$186 (2%)
Convertible Notes
$169 (2%)
Preferred Stock
$2,092 (23%)
Common Equity Book Value[d]

Conservative Capital Management Strategy

$857 Million of Unencumbered Real Estate Assets[3]

~71% Weighted Average Available Advance Rate[e]

2.9x Debt to Equity Ratio[10]

1.5x Fixed Charge Coverage[11]

Corporate Debt Maturities


Convertible Notes
$186
Term Loan
$480
Term Loan
$293
Senior Notes
$500
2023
2024
2025
2026
2027
2028
2029

a) Weighted-average rates of applicable benchmark rates and credit spread adjustments plus spreads of USD: +2.45% / GBP: +1.99% / EUR: +1.65% / SEK: +1.50%
b) Our secured credit facilities do not contain capital markets-based mark-to-market provisions.
c) Consists of nine secured credit facility counterparties, one revolving credit facility and one private securitization
d) Reflects book value per share (excluding General CECL Allowance and depreciation) of $14.80 multiplied by shares of common stock outstanding
e) Based on maximum available advance rates across secured debt counterparties

See footnotes on page 21

Private and Confidential 7

Loan Portfolio Overview W/A Unlevered All-in Yield Number of Loans Carrying Value 6,12,a on Loan Portfolio 53 $8.3 billion 8.6% W/A Remaining Fully-Extended 12 12,b W/A Portfolio Risk Rating W/A Portfolio Loan-to-Value 12,15 Term 3.1 57% 2.6 Years 12 12 12 Collateral Diversification Origination Vintage Loan Position 13 c d a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated; excludes risk-rated 5 loans c) Other property types include: Parking Garages (3%), Caravan Parks (2%), and Urban Predevelopment (1%) Private and Confidential 8 d) Retail property types include: Outlet Center (6%), Retail Distribution Warehouse (5%), Urban Retail (3%), and Lifestyle Center (3%) See footnotes on page 21

APOLLO

Loan Portfolio Overview (cont'd)

($ in mm) Property Type	United Kingdom	New York City	Other Europe	West	Southeast	Midwest	Northeast	Other[a]	Total[8]
Hotel	$182 / 2%	$146 / 2%	$613 / 7%	$437 / 5%	$365 / 4%	$57 / 1%	$9 / 0%	$129 / 2%	$1,938 / 23%
Office	404 / 5%	433 / 5%	498 / 6%	-	-	190 / 2%	-	-	1,524 / 18%
Retail	888 / 11%	250 / 3%	39 / 0%	86 / 1%	15 / 0%	98 / 1%	-	37 / 0%	1,414 / 17%
Residential	224 / 3%	872 / 10%	-	72 / 1%	33 / 0%	84 / 1%	46 / 1%	75 / 1%	1,406 / 17%
Mixed Use	493 / 6%	145 / 2%	-	-	-	-	-	-	639 / 8%
Healthcare	161 / 2%	-	-	4 / 0%	10 / 0%	14 / 0%	368 / 4%	13 / 0%	570 / 7%
Industrial	-	-	288 / 3%	-	-	-	-	-	288 / 3%
Other[b]	208 / 3%	-	-	-	134 / 2%	107 / 1%	33 / 0%	67 / 1%	550 / 7%
Total[8,14]	**$2,560 / 31%**	**$1,846 / 22%**	**$1,439 / 17%**	**$599 / 7%**	**$557 / 7%**	**$550 / 7%**	**$455 / 5%**	**$322 / 4%**	**$8,328 / 100%**
General CECL Reserve									($32)
Carrying value, net[8]									**$8,295**

Collateral Diversification


Northeast 5%
Midwest 7%
New York City 22%
West 7%
Southeast 7%


Sweden 3%
United Kingdom 31%
Germany 5%
Spain 4%
Italy 5%

a) Other geographies include Southwest (2%), Mid-Atlantic (1%), and Other (<1%)
b) Other property types include Parking Garages (3%), Caravan Parks (3%) and Urban Predevelopment (1%)
Note: Map does not show locations where percentages are 2% or lower
See footnotes on page 21

Private and Confidential 9

Office Loan Portfolio Overview a c 12 Number of Loans W/A Risk Rating Carrying Value 9 Loans $1.4 Billion 3.1 rd 12,b First Mortgage Loans with 3 Party Subordinate Debt W/A Loan-to-Value 50% 99% 3 Loans 12 12,15 Origination Vintage Location Fully Extended Maturities a) Excludes one loan which consists of office, industrial and retail property types located in various cities across Germany b) Weighted average loan-to-value (“LTV”) reflects the LTV at the time the loan was originated Private and Confidential 10 c) Gross of General CECL Allowance See footnotes on page 21

APOLLO

Mitigating Foreign Exchange Risk

ARI proactively mitigates foreign exchange risk in our non-US loan portfolio and facilities

Foreign Exchange Rate Change (Local/USD)



1.22x
1.05x
0.11x
1.12x
0.98x
0.10x
1.21x
1.07x
0.09x
1.23x
1.08x
0.10x
1.27x
1.09x
0.10x
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
GBP
EUR
SEK

% FX Change YoY

- GBP: 4%
- EUR: 4%
- SEK: (5%)

Mitigating Foreign Exchange Risk

- Secured debt arrangements are structured in local currency thereby reducing FX exposure to our net equity on foreign loans. As of June 30, 2023 the percentage of net equity to total foreign denominated carrying value was 29%, or $1.1 billion
  - 71% weighted average advance on total foreign loan portfolio
  - 73%[a] weighted average advance on foreign loans with secured debt financing
- Net equity and net interest income of foreign loans are economically hedged through forward currency contracts
  - Forward point impact on forward currency contracts resulted in a $0.1 million realized gain in Q2 2023

Foreign Loan Capital Stack



($ in mm)
$3,985
$2,841
$1,144
71%
Offset by local currency denominated secured debt arrangements
29%
Hedged with forward currency contracts
Net Equity
Secured Debt

Q2 Change in Unrealized Gain (Loss) on Net Equity

($ in mm)	As of June 30, 2023			Q2 2023 Net
Currency	Carrying Value[b]	Secured Debt	**Net Equity**	**Unrealized Gain[c]**
GBP	$2,553	($1,794)	**$758**	**$21**
EUR	$1,196	($855)	**$341**	**$2**
SEK	$237	($191)	**$45**	**($2)**
Total	**$3,985**	**($2,841)**	**$1,144**	**$22**
Change in unrealized gain (loss) on forward contracts[d]				**($16)**

a) Weighted average advance based on carrying value of first mortgage loans with secured debt financing
b) Carrying value includes all commercial mortgage and subordinate loans denominated in foreign currencies with or without secured debt financing
c) Represents change in unrealized gain (losses) on foreign loans of $22 million net of unrealized losses of ($16) million on respective foreign secured debt arrangements for the quarter ended June 30, 2023
d) Represents net change in unrealized gain (loss) on forward contracts for the quarter ended June 30 2023, excluding gains (losses) on forward currency contracts economically hedging foreign currency interest

Private and Confidential 11

Loan Maturities and Future Funding Profile 15,16,17 Fully-Extended Loan Maturities and Expected Future Fundings by Net Equity ($ in mm) a a 18,b Net Interest Income Sensitivity to Benchmark Rates Benchmark Rates Index Jun-30 Jul-28 SOFR 1M 5.14% 5.32% EURIBOR 3.58% 3.73% SONIA ON 4.93% 4.93% Note: Assumes future financing, in certain cases, against mortgages that are not currently financed. There is no assurance such future financing against mortgages that are not currently financed will occur a) Net of expected secured credit facility advances Private and Confidential 12 b) Reflects incremental increases in respective benchmark rates as of June 30, 2023 (SOFR 1 month: 5.14%, EURIBOR 3.58% and SONIA ON: 4.93% adjusted for compounding) See footnotes on page 21

APOLLO

Senior Loan Portfolio (1 of 3)

($ in mm) Hotel	Origination Date	Amortized Cost	Unfunded Commitments	Construction Loan	3rd Party Subordinate Debt	Fully-extended Maturity[15]	Location
Loan 1	10/2019	$345	$26		Y	08/2024	Various, Spain
Loan 2	11/2021	223	15		Y	11/2026	Various, UK/Ireland
Loan 3	05/2022	179	26		Y	06/2027	Napa Valley, CA
Loan 4	07/2021	169	10			08/2026	Various, US
Loan 5	11/2021	164	-			12/2026	St. Thomas, USVI
Loan 6	09/2015	146	-			06/2024	Manhattan, NY
Loan 7	04/2018	137	-			04/2024	Honolulu, HI
Loan 8	08/2019	131	-			08/2024	Puglia, Italy
Loan 9	10/2021	100	-			11/2026	New Orleans, LA
Loan 10	06/2022	98	-			06/2025	Rome, Italy
Loan 11	11/2018	90	-			12/2023	Vail, CO
Loan 12	05/2019	46	-			12/2025	Chicago, IL
Loan 13	12/2015	42	-			08/2024	St. Thomas, USVI
Loan 14	02/2018	27	-			11/2024	Pittsburgh, PA
Subtotal - Hotel		$1,897	$77				
Office							
Loan 15	03/2022	$235	$31		Y	04/2027	Manhattan, NY
Loan 16	06/2019	214	4			08/2026	Berlin, Germany
Loan 17	02/2020	206	-			02/2025	London, UK
Loan 18	01/2020	198	52		Y	03/2028	Long Island City, NY
Loan 19	02/2022	197	385	Y		02/2027	London, UK
Loan 20	02/2022	160	-			06/2025	Milan, Italy
Loan 21	11/2022	99	-			01/2025	Chicago, IL
Loan 22[a]	03/2018	83	-		Y	07/2023	Chicago, IL
Subtotal - Office		$1,392	$472				

a) Loan matured in July 2023. Execution of extension is currently in process.

See footnotes on page 21

Private and Confidential 13

Senior Loan Portfolio (2 of 3) ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 15 Location Retail Date Cost Commitments Loan Subordinate Debt Maturity Various, UK Loan 23 04/2022 $476 $38 04/2027 Loan 24 10/2021 412 - 10/2026 Various, UK Manhattan, NY Loan 25 08/2019 250 - Y 09/2025 Various, US Loan 26 05/2022 139 - 06/2027 19 Cincinnati, OH Loan 27 11/2014 98 - 09/2024 Subtotal - Retail $1,375 $38 Residential 20 Manhattan, NY Loan 28 08/2022 $240 - 09/2024 Various, UK Loan 29 12/2021 224 15 12/2026 Various, US Loan 30 03/2023 171 - 03/2026 Manhattan, NY Loan 31 12/2018 91 - Y 09/2023 Manhattan, NY Loan 32 05/2022 90 3 06/2027 Cleveland, OH Loan 33 05/2021 82 - Y 05/2026 Manhattan, NY Loan 34 12/2021 71 9 01/2027 Boston, MA Loan 35 12/2019 46 3 Y 11/2025 Hallandale Beach, FL Loan 36 12/2021 17 - Y 01/2026 Subtotal - Residential $1,032 $30 Mixed Use London, UK Loan 37 12/2019 $339 $64 Y Y 06/2025 Brooklyn, NY Loan 38 03/2022 145 32 Y 03/2027 London, UK Loan 39 06/2022 110 29 Y Y 06/2026 London, UK Loan 40 12/2019 45 - 09/2023 Subtotal - Mixed Use $639 $125 Private and Confidential 14 See footnotes on page 21

Senior Loan Portfolio (3 of 3) ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 15 Maturity Location Healthcare Date Cost Commitments Loan Subordinate Debt Various, MA Loan 41 03/2022 $368 - 03/2027 Various, UK Loan 42 10/2019 161 - Y 10/2024 Subtotal - Healthcare $529 - Other Various, Sweden Loan 43 - Industrial 03/2021 $238 - 05/2026 Various, US Loan 44 - Parking Garages 05/2021 218 5 05/2026 a Various, Germany Loan 45 - Portfolio 06/2021 213 22 06/2026 Various, UK Loan 46 - Caravan Parks 02/2021 208 - 02/2028 Miami, FL Loan 47 - Urban Predevelopment 12/2022 122 11 01/2026 Subtotal - Other $999 $38 8,12 Subtotal/W.A. - First Mortgage $7,863 $780 2.7 Years Private and Confidential 15 a) Includes portfolio of office, industrial, and retail property types See footnotes on page 21

Subordinate Loan Portfolio ($ in mm) Origination Amortized Unfunded Construction 3rd Party Fully-extended 15 Residential Date Cost Commitments Loan Subordinate Debt Maturity Location 20 Manhattan, NY Loan 48 - Residential 06/2015 $203 - 09/2024 19,20 Manhattan, NY Loan 49 - Residential 05/2020 170 - 09/2024 Subtotal - Residential $373 - Other a Various, US Loan 50 - Healthcare 07/2019 $41 - 06/2024 Phoenix, AZ Loan 51 - Hotel 06/2015 23 - 07/2025 Las Vegas, NV Loan 52 - Hotel 06/2018 20 - 08/2023 Troy, MI Loan 53 - Office 08/2017 8 - 09/2024 Subtotal - Other $92 - 8,12 Total/W.A. - Subordinate $465 - 1.2 Years 8,12,14 Total/W.A. - Portfolio $8,328 $780 2.6 Years General CECL Reserve ($32) 8 Total Carrying Value, Net $8,295 Private and Confidential 16 a) In the form of a single-asset, single-borrower CMBS See footnotes on page 21

Appendix - Consolidated Balance Sheets - Consolidated Statement of Operations - Reconciliation of GAAP Net Income to Distributable Earnings Private and Confidential 17

Consolidated Balance Sheets (in thousands - except share data) June 30, 2023 December 31, 2022 Assets: $308,052 $222,030 Cash and cash equivalents a,c 7,831,859 8,121,109 Commercial mortgage loans, net b,c 463,569 560,881 Subordinate loans and other lending assets, net 478,581 302,688 Real estate owned, held for investment, net 135,731 70,607 Other assets Assets related to real estate owned, held for sale 79,021 162,397 63,546 128,640 Derivative assets, net Total Assets $9,360,359 $9,568,352 Liabilities and Stockholders' Equity Liabilities: $5,365,427 $5,296,825 Secured debt arrangements, net 761,605 763,813 Senior secured term loan, net 495,238 494,844 Senior secured notes, net 185,869 229,361 Convertible senior notes, net d 165,473 227,360 Accounts payable, accrued expenses and other liabilities Debt related to real estate owned, held for investment, net 160,928 160,294 Participations sold - 25,130 Payable to related party 9,390 9,728 Liabilities related to real estate owned, held for sale 1,438 6,493 Total Liabilities $7,145,368 $7,213,848 Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized, Series B-1, 6,770,393 shares issued and outstanding ($169,260 liquidation preference) in 2023 and 2022 $68 $68 Common stock, $0.01 par value, 450,000,000 shares authorized, 141,343,177 and 140,595,995 shares issued and outstanding in 2023 and 2022, respectively 1,413 1,406 Additional paid-in-capital 2,718,920 2,716,907 Accumulated deficit (505,410) (363,877) $2,214,991 $2,354,504 Total Stockholders’ Equity Total Liabilities and Stockholders’ Equity $9,360,359 $9,568,352 a) Includes $7,498,831 and $7,482,658 pledged as collateral under secured debt arrangements in 2023 and 2022, respectively. b) Includes $203,148 and $191,608 pledged as collateral under secured debt arrangements in 2023 and 2022, respectively. c) Net of $225,276 and $159,724 CECL Allowances in 2023 and 2022, respectively, comprised of $193,000 and $133,500 Specific CECL Allowance and $32,276 and $26,224 General CECL Allowance, respectively. d) Includes $4,834 and $4,347 of General CECL Allowance related to unfunded commitments on commercial mortgage loans, subordinate loans and other lending assets, net in 2023 and 2022, respectively. Private and Confidential 18 See footnotes on page 21

Consolidated Statement of Operations (in thousands - except share and per share data) Three Months Ended June 30, Six Months Ended June 30, 2023 2022 2023 2022 Net interest income: Interest income from commercial mortgage loans $174,124 $99,386 $340,271 $183,810 Interest income from subordinate loans and other lending assets 5,110 14,530 14,817 30,365 Interest expense (116,278) (56,529) (221,146) (101,647) Net interest income $62,956 $57,387 $133,942 $112,528 Revenue from real estate owned operations 29,208 18,630 45,339 27,670 Total net revenue $92,164 $76,017 $179,281 $140,198 Operating expenses: General and administrative expenses (includes equity-based compensation of $4,377 and $8,735 in 2023 and $4,518 and $9,216 in 2022, respectively) ($7,471) ($7,130) ($14,486) ($14,317) Management fees to related party (9,390) (9,632) (18,907) (18,986) Operating expenses related to real estate owned (19,961) (13,134) (33,967) (22,786) Depreciation and amortization on real estate owned (2,202) — (6,188) (704) Total operating expenses ($39,024) ($29,896) ($73,548) ($56,793) Other income $2,340 $68 $3,072 $68 Net realized loss on investments (81,980) — (86,604) — Realized gain on extinguishment of debt 252 — 465 — Increase in current expected credit loss allowance, net (61,648) 944 (66,038) (17,667) Foreign currency translation gain (loss) 21,557 (84,838) 40,191 (117,356) Gain (loss) on foreign currency forward contracts (includes unrealized gains (losses) of ($20,102) and ($55,953) in 2023 and $95,053 and $113,195 in 2022, respectively) (17,116) 105,213 (31,251) 127,975 Gain (loss) on interest rate hedging instruments (includes unrealized gains (losses) of ($4,328) and ($9,141) in 2023 and $3,443 and $9,764 in 2022, respectively) 55 3,443 (52) 9,764 Net income (loss) ($83,400) $70,951 ($34,484) $86,189 Preferred dividends (3,068) (3,068) (6,136) (6,136) Net income available to common stockholders ($86,468) $67,883 ($40,620) $80,053 Net income (loss) per basic share of common stock ($0.62) $0.48 ($0.30) $0.56 Net income (loss) per diluted share of common stock ($0.62) $0.44 ($0.30) $0.55 Basic weighted-average shares of common stock outstanding 141,341,238 140,590,843 141,207,597 140,472,771 Diluted weighted-average shares of common stock outstanding 141,341,238 171,698,185 141,207,597 169,006,042 Dividend declared per share of common stock $0.35 $0.35 $0.70 $0.70 Private and Confidential 19 See footnotes on page 21

APOLLO

Reconciliation of GAAP Net Income to Distributable Earnings[1]

(in thousands - except share and per share data)	Three Months Ended June 30,		Six Months Ended June 30,	
Distributable Earnings[1]:	**2023**	**2022**	**2023**	**2022**
Net income available to common stockholders:	**($86,468)**	**$67,883**	**($40,620)**	**$80,053**
Adjustments:				
Equity-based compensation expense	4,377	4,518	8,735	9,216
Loss (gain) on foreign currency forwards	17,116	(105,213)	31,251	(127,975)
Foreign currency (gain) loss, net	(21,557)	84,838	(40,191)	117,356
Unrealized loss (gain) on interest rate cap	4,328	(3,443)	9,141	(9,764)
Realized gains relating to interest income on foreign currency hedges, net	2,341	1,428	7,074	5,112
Realized gains relating to forward points on foreign currency hedges, net	76	394	5,677	6,623
Depreciation and amortization on real estate owned	2,202	—	6,188	704
Increase in current expected credit loss allowance, net	61,648	(944)	66,038	17,667
Realized gain on extinguishment of debt	(252)	—	(465)	—
Net realized loss on investments	81,980	—	86,604	—
Total adjustments	**152,259**	**(18,422)**	**180,052**	**18,939**
Distributable Earnings[1] prior to net realized loss on investments and realized gain on extinguishment of debt	**$65,791**	**$49,461**	**$139,432**	**$98,992**
Net realized loss on investments	(81,980)	—	(86,604)	—
Realized gain on extinguishment of debt	252	—	465	—
Distributable Earnings[1]	**($15,937)**	**$49,461**	**$53,293**	**$98,992**
Weighted-average diluted shares – Distributable Earnings[1]				
Weighted-average diluted shares – GAAP	141,341,238	171,698,185	141,207,597	169,006,042
Potential shares issued under conversion of the Convertible Notes	—	(28,533,271)	—	(28,533,271)
Weighted-average unvested RSUs	2,849,286	—	3,034,394	2,738,424
Weighted-average diluted shares – Distributable Earnings[1]	**144,190,524**	**143,164,914**	**144,241,991**	**143,211,195**
Diluted Distributable Earnings[1] per share prior to net realized loss on investments and realized gain on extinguishment of debt	**$0.46**	**$0.35**	**$0.97**	**$0.69**
Diluted Distributable Earnings[1] per share of common stock	**($0.11)**	**$0.35**	**$0.37**	**$0.69**

See footnotes on page 21

Private and Confidential 20

Footnotes 1. Distributable Earnings is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items (including depreciation and amortization on real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see page 20 for a reconciliation of GAAP net income to Distributable Earnings. 2. Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt per share to dividend per share for the quarter ended June 30, 2023. We believe it is useful to our investors to present Distributable Earnings prior to net realized losses on investments and realized gain on extinguishment of debt to reflect our operating results because (i) our operating results are primarily comprised of earning interest income on our investments net of borrowing and administrative costs, which comprise our ongoing operations and (ii) it has been a useful factor related to our dividend per share because it is one of the considerations when a dividend is determined. We believe that our investors use Distributable Earnings and Distributable Earnings prior to net realized loss on investments and realized gain on extinguishment of debt, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers. 3. Represents loan and real estate owned assets with no asset-specific financing. Pursuant to our Term Loan B agreement, we are required to maintain a ratio of total unencumbered assets to total pari-passu indebtedness of at least 2.50:1. Unencumbered assets are comprised of unencumbered loan assets, cash, other assets and residual equity interests in entities where we hold assets financed under repurchase obligations. 4. Reflects closing share price on July 28, 2023. 5. Quarterly add-on fundings represent fundings committed prior to the quarter ended June 30, 2023. 6. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of period end on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging. 7. Other includes changes in General CECL Allowance, cost recovery interests, and the accretion of loan costs and fees. 8. Amounts and percentages may not foot due to rounding. 9. Book value per share of common stock is common stockholders’ equity divided by shares of common stock outstanding. 10. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity, adjusted to add back the General CECL Allowance in line with our covenants. 11. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends. 12. Based on loan amortized cost. 13. Includes one subordinate risk retention interest in a securitization vehicle. 14. Gross of $32 million of General CECL Allowance. 15. Assumes exercise of all extension options. There is no assurance that all or any extension options will be exercised. 16. Future funding dates and amounts are based upon the Manager’s estimates, which are derived from the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results. 17. Excludes risk-rated 5 loans. 18. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. There is no assurance that there will be no changes in our financial structure. The analysis incorporates movements in USD and GBP benchmark rates only. 19. Amortized cost for these loans is net of the recorded Specific CECL Allowances. 20. Loans are secured by the same property. Private and Confidential 21